Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kelli Gallegos, Principal Financial and Accounting Officer, Investment Pools of Invesco Capital Management LLC, the Managing Owner of Invesco DB Commodity Index Tracking Fund (the “Fund”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Fund’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;
(2)
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Fund; and
(3)
This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of such report), irrespective of any general incorporation language contained in such filing.

Dated: May 7, 2025	/s/ Kelli Gallegos
Kelli Gallegos
Principal Financial and Accounting Officer, Investment Pools